EXHIBIT 99.1
News Release
Investor Contact: Lydia Kopylova, (212) 878-1831
For Immediate Release April 27, 2023	Media Contact: Jennifer Albert, (212) 878-1840

Minerals Technologies Reports First Quarter 2023 Earnings of $1.14 Per Share
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Company Will Host Investor Day on May 24, 2023
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Highlights:
•	Record First Quarter Sales of $546 Million, 5 Percent Above Prior Year
•	Operating Income of $63 Million, Increased 43 Percent Sequentially
•	Cash Flow from Operations Improved by $33 Million from Prior Year
•	Reorganization and New Segmentation Implemented
•	Announced Three Long-term PCC Supply Agreements in Asia

NEW YORK, April 27, 2023 – Minerals Technologies Inc. (NYSE: MTX) (“MTI” or “the Company”) today reported earnings per share of $1.14 for the first quarter ended April 2, 2023.

“Our performance in the first quarter is a result of the diligent and focused execution on margin recovery, improved cash flows and growth,” said Douglas T. Dietrich, Chairman and Chief Executive Officer of Minerals Technologies. “We completed the reorganization and re-segmentation of the company to better reflect our balanced portfolio, further align business priorities and enhance growth and performance going forward.”

First Quarter 2023

Worldwide net sales were $546 million, up 8 percent sequentially and 5 percent over the prior year. On a constant currency basis, sales grew 8 percent over the prior year, as foreign exchange had an unfavorable impact of $14 million.

Operating income was $63 million, up 43 percent sequentially driven by incremental pricing, cost and productivity improvements. Operating income was 7 percent below the prior year, primarily driven by lower economic activity in China and weaker residential construction markets in North America. Operating margin of 11.6 percent improved 290 basis points sequentially.

Segment Information

Effective January 1, 2023, the Company realigned its business reporting structure and reorganized into two segments, Consumer & Specialties and Engineered Solutions. Following the realignment, the two new segments consist of the following businesses:

The Consumer & Specialties segment provides technologically enhanced products to consumer-driven end markets, including mineral-to-shelf household products, as well as specialty additives that become functional components in a variety of consumer and industrial goods. This segment includes two product lines: Household & Personal Care and Specialty Additives.

The Engineered Solutions segment provides advanced process technologies and solutions that are designed to improve our customers’ manufacturing processes and projects. This segment includes two product lines: High-Temperature Technologies and Environmental & Infrastructure.

Prior-year reconciliations for these new segments are available in a Current Report on Form 8-K filed by the Company on March 15, 2023.

Consumer & Specialties segment sales were $297 million in the first quarter, up 9 percent sequentially and 5 percent over the prior year. On a constant currency basis, sales were up 7 percent from the prior year, as foreign exchange had an unfavorable impact of $7 million.

Household & Personal Care sales were $129 million, up 9 percent sequentially and 7 percent above the prior year on continued pricing actions and increased demand globally for our pet litter as well as strong demand for edible-oil purification products. Specialty Additives sales were $168 million, up 8 percent sequentially and 3 percent over the prior year, primarily driven by higher pricing, which offset lower volumes in residential construction. In addition, the Company announced three long-term precipitated calcium carbonate (PCC) customer agreements in Asia totaling 180,000 tons per year expected to be in operation in late 2023 and early 2024.

Segment operating income was $32 million, which reflected a significant sequential improvement and was the same level as the prior year. Operating margin was 10.8 percent, up 470 basis points sequentially and 60 basis points below the prior year. The segment benefited from pricing actions and productivity improvements to continue to drive margin recovery.

Engineered Solutions segment sales were $249 million in the first quarter, up 6 percent sequentially and 6 percent above the prior year. On a constant currency basis, sales were up 9 percent over the prior year, as foreign exchange had an unfavorable impact of $7 million.

High-Temperature Technologies sales were $179 million, an increase of 5 percent, both sequentially and over the prior year driven by strong demand in North America for foundry and refractory products, which offset weaker foundry product demand in China.  Environmental & Infrastructure sales were $70 million, up 9 percent sequentially and 7 percent above the prior year on higher pricing and strong demand for water remediation solutions.

Segment operating income was $35 million, 11 percent higher sequentially due to improved mining and operating conditions, and 5 percent lower than the prior year primarily driven by lower profits from the China foundry market. Operating margins represented 14.2 percent, an increase of 70 basis points sequentially.

Company to Host 2023 Investor Day

The Company will host an Investor Day on Wednesday, May 24th at 8:30 am EST at the New York Stock Exchange.

“Minerals Technologies has transformed over the past 5 years into a more balanced portfolio of businesses poised for long-term sustainable growth. Our 2023 Investor Day will provide details on each of our businesses, their market positions, and growth and profit drivers enabled by the company’s innovative technologies and high-performance culture. We will outline how this new operating structure positions us to create long-term value for our stakeholders,” said Mr. Dietrich.
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Minerals Technologies will host a conference call tomorrow, April 28, 2023, at 11 a.m. Eastern Time. The live earnings webcast can be accessed at https://investors.mineralstech.com/quarterly-results-conference-calls. A presentation for the call will be available at the same location at approximately 10:30 a.m. Eastern Time on April 28, 2023.
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FORWARD-LOOKING STATEMENTS

This press release may contain "forward‐looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations and forecasts of future events such as new products, revenues and financial performance, and are not limited to describing historical or current facts. They can be identified by the use of words such as “believes,” “expects,” “plans,” “intends,” “anticipates,” and other words and phrases of similar meaning. Forward-looking statements are necessarily based on assumptions, estimates and limited information available at the time they are made. A broad variety of risks and uncertainties, both known and unknown, as well as the inaccuracy of assumptions and estimates, can affect the realization of the expectations or forecasts in these statements. Actual future results may vary materially. Significant factors that could affect the expectations and forecasts include worldwide general economic, business, and industry conditions; the cyclicality of our customers’ businesses and their changing regional demands; our ability to compete in very competitive industries; consolidation in customer industries, principally paper, foundry and steel; our ability to renew or extend long term sales contracts for our satellite operations; our ability to generate cash to service our debt; our ability to comply with the covenants in the agreements governing our debt; our ability to effectively achieve and implement our growth initiatives; our ability to successfully develop new products; our ability to defend our intellectual property; the increased risks of doing business abroad; the availability of raw materials and access to ore reserves at our mining operations, or increases in costs of raw materials, energy, or shipping; compliance with or changes to regulation in the areas of environmental, health and safety, and tax; claims for legal, environmental and tax matters or product stewardship issues; the continuing effects of the COVID-19 pandemic and the resulting preventative measures; operating risks and capacity limitations affecting our production facilities; seasonality of some of our businesses; cybersecurity and other threats relating to our information technology systems; and other risk factors and cautionary statements in our 2022 Annual Report on Form 10‐K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update any forward‐looking statement, whether as a result of new information, future events, or otherwise.

About Minerals Technologies Inc.
New York-based Minerals Technologies Inc. (MTI) is a leading, technology-driven specialty minerals company that develops, produces, and markets a broad range of mineral and mineral-based products, related systems, and services. MTI serves globally a wide range of consumer and industrial markets, including household, food and pharmaceutical, paper, packaging, automotive, construction, and environmental. The company reported global sales of $2.1 billion in 2022. For further information, please visit our website at www.mineralstech.com.
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CONDENSED CONSOLIDATED STATEMENTS OF INCOME
MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
(in millions, except per share data)
(unaudited)

	Quarter Ended			% Growth
	Apr. 2, 2023	Dec. 31, 2022	Apr. 3, 2022	Prior Qtr.	Prior Year

Net sales	$546.1	$507.6	$519.1	8%	5%

Cost of goods sold	425.4	409.9	397.4	4%	7%

Production margin	120.7	97.7	121.7	24%	(1)%

Marketing and administrative expenses	52.3	48.5	48.8	8%	7%
Research and development expenses	5.3	5.2	5.1	2%	4%
Acquisition related expenses	0.1	0.4	1.6	(75)%	(94)%

Income from operations	63.0	43.6	66.2	44%	(5)%

Interest expense, net	(14.2)	(12.7)	(9.8)	12%	45%
Non-cash pension settlement charge	0.0	(1.8)	0.0	*	*
Other non-operating income deductions, net	(1.1)	(1.7)	(0.4)	(35)%	175%
Total non-operating deductions, net	(15.3)	(16.2)	(10.2)	(6)%	50%

Income before tax and equity in earnings	47.7	27.4	56.0	74%	(15)%

Provision for taxes on income	10.5	6.3	11.2	67%	(6)%
Equity in earnings of affiliates, net of tax	0.9	0.3	0.1	*	*

Net income	38.1	21.4	44.9	78%	(15)%

Less: Net income attributable to non-controlling interests	1.1	1.4	0.8	(21)%	38%

Net Income attributable to Minerals Technologies Inc. (MTI)	$37.0	$20.0	$44.1	85%	(16)%

Weighted average number of common shares outstanding:

Basic	32.5	32.5	33.1

Diluted	32.5	32.5	33.2

Earnings per share attributable to MTI:

Basic	$1.14	$0.62	$1.33	84%	(14)%

Diluted	$1.14	$0.62	$1.33	84%	(14)%

Cash dividends declared per common share	$0.05	$0.05	$0.05

* Percentage not meaningful

MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
NOTES TO CONDENSED CONSOLIDATED STATEMENTS OF INCOME

1)	For comparative purposes, the quarterly periods ended April 2, 2023, December 31, 2022, and April 3, 2022 consisted of 92 days, 90 days, and 93 days, respectively.

2)
On a regular basis the Company reviews its segments and the approach used by the chief decision maker to assess performance and allocate resources. Accordingly, in Q1 2023, the Company has realigned its business reporting structure into two segments, Consumer & Specialties and Engineered Solutions.

The Consumer & Specialties segment provides technologically enhanced products to consumer-driven end markets, including mineral-to-shelf household products, as well as specialty additives that become functional components in a variety of consumer and industrial goods. This segment includes two product lines: Household & Personal Care and Specialty Additives. The Engineered Solutions segment provides advanced process technologies and solutions that are designed to improve our customers’ manufacturing processes and projects. This segment includes two product lines: High-Temperature Technologies and Environmental & Infrastructure.

We believe the new structure better aligns our businesses and technologies with our customers and end markets and creates a more efficient and effective management structure that reflects the way performance is evaluated and resources are allocated.

	For historical consolidated financial information based upon the new segment reporting structure, please see the Company's 8-K filed on March 15, 2023.

3)
To supplement the Company's consolidated financial statements presented in accordance with GAAP, the following is a presentation of the Company's non-GAAP earnings per share, excluding special items, for the quarterly periods ended April 2, 2023, December 31, 2022, and April 3, 2022, and a reconciliation to reported earnings per share for such periods. The Company's management believes these non-GAAP measures provide meaningful supplemental information regarding its performance as inclusion of such special items are not indicative of the ongoing operating results and thereby affect the comparability of results between periods. The Company believes inclusion of these non-GAAP measures also provides consistency in its financial reporting and facilitates investors' understanding of historic operating trends.

	(millions of dollars)	Quarter Ended
		Apr. 2, 2023	Dec. 31, 2022	Apr. 3, 2022

	Net income attributable to MTI	$37.0	$20.0	$44.1
	% of sales	6.8%	3.9%	8.5%

	Special items:
	Acquisition related expenses	0.1	0.4	1.6
	Non-cash pension settlement charge	0.0	1.8	0.0
	Related tax effects on special items	0.0	(0.5)	(0.4)

	Net income attributable to MTI, excluding special items	$37.1	$21.7	$45.3
	% of sales	6.8%	4.3%	8.7%

	Diluted earnings per share, excluding special items	$1.14	$0.67	$1.36

4)
Free cash flow is defined as cash flow from operations less capital expenditures. The following is a presentation of the Company's non-GAAP free cash flow for the quarterly periods ended April 2, 2023, December 31, 2022, and April 3, 2022 and a reconciliation to cash flow from operations for such periods. The Company's management believes this non-GAAP measure provides meaningful supplemental information as management uses this measure to evaluate the Company's ability to maintain capital assets, satisfy current and future obligations, repurchase stock, pay dividends and fund future business opportunities. Free cash flow is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure. The Company's definition of free cash flow may not be comparable to similarly titled measures reported by other companies.

		Quarter Ended
	(millions of dollars)	Apr. 2, 2023	Dec. 31, 2022	Apr. 3, 2022

	Cash flow from operations	$33.7	$42.3	$0.3
	Capital expenditures	24.5	22.9	19.0
	Free cash flow	$9.2	$19.4	$(18.7)

	Depreciation, depletion and amortization expense	$23.7	$23.0	$24.2

5)
To supplement the Company's consolidated financial statements presented in accordance with GAAP, the following is a presentation of the Company's year over year sales growth on a constant currency basis, which is a non-GAAP measure, for the three months ended April 2, 2023, constituting a reconciliation to GAAP sales growth set forth below. Constant currency basis eliminates the exchange rate fluctuations when calculating sales performance figures. The Company's management feels this non-GAAP measure provides meaningful supplemental information regarding its performance and facilitates investors' understanding of sales trends for the first quarter of 2023.

		Quarter Ended April 2, 2023

		Sales Growth	Impact of Foreign Exchange	Sales Growth on Constant Currency Basis

	Consumer & Specialties	5%	2%		7%
	Engineered Solutions	6%	3%		9%
	MTI Consolidated	5%	3%		8%

6)
“Adjusted EBITDA” is a non-GAAP financial measure and refers to earnings before interest, taxes, depreciation and amortization (EBITDA), excluding special items. The following is a presentation of the Company's non-GAAP EBITDA and Adjusted EBITDA for the quarterly periods ended April 2, 2023, December 31, 2022, and April 3, 2022 and a reconciliation to net income for such periods. The Company's management believes these non-GAAP measures provide meaningful supplemental information regarding its performance and facilitates investors' understanding of historic operating trends.

		Quarter Ended
	(millions of dollars)	Apr. 2, 2023	Dec. 31, 2022	Apr. 3, 2022

	Net income	$37.0	$20.0	$44.1
	Add back:
	Depreciation, depletion and amortization	23.7	23.0	24.2
	Interest expense, net	14.2	12.7	9.8
	Equity in earnings of affiliates, net of tax	(0.9)	(0.3)	(0.1)
	Net income attributable to non-controlling interests	1.1	1.4	0.8
	Provision for taxes on income	10.5	6.3	11.2
	EBITDA	85.6	63.1	90.0
	Add special items:
	Acquisition related transaction expenses	0.1	0.4	1.6
	Non-cash pension settlement charge	0.0	1.8	0.0
	Adjusted EBITDA	$85.7	$65.3	$91.6
	% of sales	15.7%	12.9%	17.6%

7)	The following table reflects the components of non-operating income and deductions:

	(millions of dollars)	Quarter Ended
		Apr. 2, 2023	Dec. 31, 2022	Apr. 3, 2022

	Interest income	$0.7	$0.7	$0.8
	Interest expense	(14.9)	(13.4)	(10.6)
	Non-cash pension settlement charge	0.0	(1.8)	0.0
	Foreign exchange gains (losses)	0.2	(0.1)	0.9
	Other deductions	(1.3)	(1.6)	(1.3)
	Non-operating deductions, net	$(15.3)	$(16.2)	$(10.2)

Included in non-operating deductions for the three-month period ended December 31, 2022 is a net non-cash pension settlement charge of $1.8 million associated with some of our pension plans in the U.S.

8)
The analyst conference call to discuss operating results for the first quarter is scheduled for Friday, April 28, 2023 at 11:00 am and will be broadcast over the Company's website (www.mineralstech.com). The broadcast will remain on the Company's website for no less than one year.

SUPPLEMENTARY DATA
MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
(millions of dollars)
(unaudited)

	Quarter Ended						% Growth
SALES DATA	Apr. 2, 2023	% of Total Sales	Dec. 31, 2022	% of Total Sales	Apr. 3, 2022	% of Total Sales	Prior Qtr.	Prior Year

United States	$288.0	53%	$273.0	54%	$269.7	52%	5%	7%
International	258.1	47%	234.6	46%	249.4	48%	10%	3%
Net Sales	$546.1	100%	$507.6	100%	$519.1	100%	8%	5%

Household & Personal Care	$129.2	23%	$118.2	23%	$120.4	23%	9%	7%
Specialty Additives	168.1	31%	155.1	31%	163.1	32%	8%	3%
Consumer & Specialties Segment	$297.3	54%	$273.3	54%	$283.5	55%	9%	5%

High-Temperature Technologies	$178.6	33%	$169.8	33%	$169.9	33%	5%	5%
Environmental & Infrastructure	70.2	13%	64.5	13%	65.7	12%	9%	7%
Engineered Solutions Segment	$248.8	46%	$234.3	46%	$235.6	45%	6%	6%

MTI Consolidated Net Sales	$546.1	100%	$507.6	100%	$519.1	100%	8%	5%

SUPPLEMENTARY DATA
MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
(millions of dollars)
(unaudited)

	Quarter Ended			% Growth
	Apr. 2, 2023	Dec. 31, 2022	Apr. 3, 2022	Prior Qtr.	Prior Year
SEGMENT OPERATING INCOME DATA

Consumer & Specialties Segment	$32.2	$16.4	$31.3	96%	3%
% of Sales	10.8%	6.0%	11.0%

Engineered Solutions Segment	$35.3	$31.7	$37.3	11%	(5)%
% of Sales	14.2%	13.5%	15.8%

Unallocated and Other Corporate Expenses	$(4.5)	$(4.5)	$(2.4)	*	*

MTI Consolidated	$63.0	$43.6	$66.2	44%	(5)%
% of Sales	11.5%	8.6%	12.8%

SPECIAL ITEMS

Consumer & Specialties Segment	$0.0	$0.3	$1.0	*	*

Engineered Solutions Segment	$0.0	$0.0	$0.0	*	*

Unallocated and Other Corporate Expenses	$0.1	$0.1	$0.6	*	*

MTI Consolidated	$0.1	$0.4	$1.6	*	*

To supplement the Company's consolidated financial statements presented in accordance with GAAP, the following is a presentation of the Company's non-GAAP operating income, excluding special items (set forth in the above table), for the quarterly periods ended April 2, 2023, December 31, 2022 and April 3, 2022, constituting a reconciliation to GAAP operating income set forth above. The Company's management believe these non-GAAP measures provide meaningful supplemental information regarding its performance as inclusion of such special items are not indicative of ongoing operating results and thereby affect the comparability of results between periods. The Company believes inclusion of these non-GAAP measures also provides consistency in its financial reporting and facilitates investors' understanding of historic operating trends.

	Quarter Ended			% Growth
SEGMENT OPERATING INCOME,	Apr. 2, 2023	Dec. 31, 2022	Apr. 3, 2022	Prior Qtr.	Prior Year
EXCLUDING SPECIAL ITEMS

Consumer & Specialties Segment	$32.2	$16.7	$32.3	93%	(0)%
% of Sales	10.8%	6.1%	11.4%

Engineered Solutions Segment	$35.3	$31.7	$37.3	11%	(5)%
% of Sales	14.2%	13.5%	15.8%

Unallocated and Other Corporate Expenses	$(4.4)	$(4.4)	$(1.8)	*	*

MTI Consolidated	$63.1	$44.0	$67.8	43%	(7)%
% of Sales	11.6%	8.7%	13.1%
* Percentage not meaningful

MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS

(In Millions of Dollars)
	April 2, 2023		December 31, 2022
		*		**

Current assets:
Cash & cash equivalents	$249.7		$247.2
Short-term investments	6.2		5.6
Accounts receivable, net	421.1		404.0
Inventories	370.1		348.8
Prepaid expenses and other current assets	67.8		64.9
Total current assets	1,114.9		1,070.5

Property, plant and equipment	2,293.2		2,288.6
Less accumulated depreciation	1,235.7		1,238.2
Net property, plant & equipment	1,057.5		1,050.4

Goodwill	915.3		914.8
Intangible assets	239.1		241.9
Other assets and deferred charges	123.9		124.0

Total assets	$3,450.7		$3,401.6

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Short-term debt	$118.6		$119.7
Current maturities of long-term debt	14.5		14.5
Accounts payable	225.7		193.8
Other current liabilities	154.2		174.6
Total current liabilities	513.0		502.6

Long-term debt	924.7		928.1
Deferred income taxes	178.9		180.4
Other non-current liabilities	176.1		177.3
Total liabilities	1,792.7		1,788.4

Total MTI shareholders' equity	1,622.8		1,579.5
Non-controlling Interests	35.2		33.7
Total shareholders' equity	1,658.0		1,613.2

Total liabilities and shareholders' equity	$3,450.7		$3,401.6

* Unaudited
** Condensed from audited financial statements.